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                                                                Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-76173) of LeukoSite, Inc. of our report dated February 12, 1999 relating to the financial statement CytoMed, Inc., which appears in the Current Report on Form 8-K/A of LeukoSite, Inc. dated February 11, 1999.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
April 26, 1999